EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-129252, 333-115025, 333-105941, 333-104729, 333-65074, and 333-94299) of Next, Inc. of our reports dated February 24, 2006 with respect to the consolidated financial statements of Next, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended November 30, 2005.

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee

February 24, 2006